As filed with the Securities and Exchange Commission on May 19, 2005

 Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________

SALEM COMMUNICATIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0121400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4880 Santa Rosa Road

Camarillo, California 93012

(Address of principal executive offices)

AMENDED AND RESTATED

SALEM COMMUNICATIONS CORPORATION

1999 STOCK INCENTIVE PLAN

(as amended and restated through May 18, 2005)

(Full title of the plan)

Jonathan L. Block

Secretary

Salem Communications Corporation

4880 Santa Rosa Road

Camarillo, California 93012

(805) 987-0400

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, $0.01 par value per share	1,500,000 shares	$16.855	$25,282,500	$2,975.75

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers, in addition to the number of shares of the Class A Common Stock, par value $0.01 per share (the "Common Stock"), of Salem Communications Corporation (the "Company") stated above, such indeterminate number of additional shares of Common Stock as may be issued under the Amended and Restated Salem Communications Corporation 1999 Stock Incentive Plan (the "Plan"), as a result of adjustment provisions thereunder.

(2)

Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock as quoted on the Nasdaq National Market System on May 12, 2005.

INTRODUCTION

This Registration Statement on Form S-8 is filed by the Company to register an additional 1,500,000 shares of Common Stock issuable to employees of the Company under the Plan and consists only of those items required by General Instruction E to Form S-8.

The Company previously registered an aggregate of 1,600,000 shares of Common Stock for issuance under the Plan, 1,000,000 of which were registered under Registration Statement No. 333-40494 and 600,000 of which were registered under Registration Statement No. 333-113794.  The contents of those Registration Statements are hereby incorporated by reference into this Registration Statement.

Item 8.  Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Camarillo, State of California, as of May 18, 2005.

SALEM COMMUNICATIONS CORPORATION
Date: May 18, 2005
By: /s/ EDWARD G. ATSINGER III
Edward G. Atsinger III
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints DAVID A.R. EVANS and JONATHAN L. BLOCK, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated and, pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature	Title	Dated as of
/s/ EDWARD G. ATSINGER III	President, Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2005
Edward G. Atsinger III

/s/ DAVID A.R. EVANS	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 18, 2005
David A.R. Evans

/s/ EVAN D. MASYR	Vice President and Corporate Controller (Principal Accounting Officer)	May 18, 2005
Evan D. Masyr

/s/ STUART W. EPPERSON	Chairman of the Board	May 18, 2005
Stuart W. Epperson

/s/ ERIC H. HALVORSON	Director	May 18, 2005
Eric H. Halvorson

/s/ RICHARD A. RIDDLE	Director	May 18, 2005
Richard A. Riddle

/s/ ROLAND S. HINZ	Director	May 18, 2005
Roland S. Hinz

/s/ DAVID DAVENPORT	Director	May 18, 2005
David Davenport

/s/ PAUL PRESSLER	Director	May 18, 2005
Paul Pressler

INDEX TO EXHIBITS

Exhibit No.	Description
5	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
24	Power of Attorney (included on signature pages).
99*	Amended and Restated Salem Communications Corporation 1999 Stock Incentive Plan (as amended and restated through May 18, 2005).

* Incorporated by reference from Appendix A to Schedule 14A filed by the Company with the Securities and Exchange Commission on April 18, 2005

Exhibit 5

LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP

May 19, 2005

Direct Dial Client No.

(949) 451-3800 C 80253-00015

Fax No.

(949) 451-4220

Salem Communications Corporation
4880 Santa Rosa Road
Camarillo, California 93012

Re:

Salem Communications Corporation
Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S 8 (the "Registration Statement"), of Salem Communications Corporation, a Delaware corporation (the "Company"), filed on the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the offering of up to an additional 1,500,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), pursuant to the terms of the Amended and Restated Salem Communications Corporation 1999 Stock Incentive Plan, as amended and restated to date.

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that, the Shares, when issued against payment therefore, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

GIBSON, DUNN & CRUTCHER LLP

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Salem Communications Corporation 1999 Stock Incentive Plan of our report dated March 11, 2005 with respect to the consolidated financial statements and schedule of Salem Communications Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, and our report dated April 22, 2005 with respect to Salem Communication Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Salem Communications Corporation included in its Annual Report (Form 10-K/A, Amendment No. 2) for the year ended December 31, 2004, both of which have been filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California May 16, 2005